Exhibit 99.1

Nextracker Reports Fourth Quarter and Fiscal Year 2023 Financial Results

FY 2023 Revenues of $1.9 billion, up 30% year-over-year

FREMONT, CALIF., MAY 10, 2023 – Nextracker (Nasdaq: NXT), one of the world’s leading providers of intelligent solar tracker and software solutions, today announced financial results for the fourth quarter and fiscal year ended March 31, 2023.

Fourth Quarter Fiscal 2023 Financial Highlights

•	Revenue of $518.4 million

•	GAAP net income of $27.5 million

•	Adjusted EBITDA of $72.5 million

•	Adjusted net income of $55.9 million

Full Year Fiscal 2023 Financial Highlights

•	Revenue of $1.9 billion

•	GAAP net income of $121.3 million

•	Adjusted EBITDA of $209.0 million

•	Adjusted net income of $153.1 million

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release.

Fiscal 2023 Business Highlights:

•	Backlog grew to a record $2.6 billion, a 90% year-on-year increase, with key wins in North America, Latin America, Australia, India, and Europe

•	Executed multiple project portfolio contracts with owners and developers

•	Nextracker listed its shares on Nasdaq on February 9, 2023, and closed its Initial Public Offering on February 13, 2023

“We are very pleased to complete the year reporting such a strong quarter, our first as a public Company,” said Dan Shugar, CEO and Founder of Nextracker. “Our ability to grow revenue by 30% and earnings by over 120% for fiscal 2023, while posting our fifth consecutive year of profitability, reflects our leadership position in solar markets around the world, a global supply chain footprint supporting those operations, as well as solid execution across the business. We completed the year with record backlog of $2.6 billion and believe the trends driving solar adoption are accelerating. With only 3% of the global energy market converted to solar, we are excited about the opportunity ahead for Nextracker and our industry.”

Fiscal Year 2024 Outlook

•	Revenue: $2.1 billion to $2.3 billion

•	GAAP Net Income: $175 million to $205 million

•	GAAP EPS: $1.20 to $1.40

•	Adjusted EBITDA: $265 million to $305 million

•	Adjusted Non-GAAP EPS: $1.35 to $1.55 which excludes $0.15 for stock-based compensation expense and net intangible amortization.

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements section below for information on factors that could cause Nextracker’s actual results to differ materially from these forward-looking statements.

Conference Call

Nextracker will host a conference call at 2:30pm PT today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Nextracker’s website: https://investors.nextracker.com/events-and-presentations/default.aspx

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels in utility-scale power plants to follow the sun’s movement across the sky and optimize plant performance. With plants operating on more than 30 countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit Nextracker.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2024 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.

Investors & Analysts

Don Quinby

Director, Finance

Investor@nextracker.com

Media & Press

Kristan Kirsh

Vice President, Global Marketing

KKirsh@nextracker.com

Schedule I

Nextracker Inc

Unaudited condensed consolidated statements of operations and comprehensive income

(In thousands, except share and per share data)

	Three-months ended		Fiscal year ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Revenue	$518,395	$439,813	$1,902,137	$1,457,592
Cost of sales	428,083	400,861	1,615,164	1,310,561

Gross profit	90,312	38,952	286,973	147,031
Selling, general and administrative expenses	41,394	27,799	96,869	66,948
Research and development	8,336	3,576	21,619	14,176

Operating income	40,582	7,577	168,485	65,907
Interest and other (income) expense, net	520	428	(598)	799

Income before income taxes	40,062	7,149	169,083	65,108
Provision for income taxes	12,532	1,355	47,750	14,195

Net income and comprehensive income	27,530	5,794	121,333	50,913
Less: Net income attributable to Nextracker LLC prior to the reorganization transactions	23,941	5,794	117,744	50,913
Less: Net income attributable to non-controlling interests	2,446	—	2,446	—

Net income attributable to Nextracker Inc.	$1,143	$—	$1,143	$—

Earnings per share attributable to the stockholders of Nextracker Inc. (1)
Basic	$0.02	N/A	$0.02	N/A
Diluted	$0.02	N/A	$0.02	N/A
Weighted-average shares used in computing per share amounts:
Basic	45,869,190	N/A	45,869,190	N/A
Diluted	145,834,762	N/A	145,834,762	N/A

(1)

Basic and diluted earnings per share is applicable only for the period February 9, 2023 through March 31, 2023, which is the period following the initial public offering (“IPO”) and the related Transactions.

Schedule II

Nextracker Inc

Unaudited condensed consolidated balance sheets

(In thousands)

	Fiscal year ended
	March 31, 2023	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$130,008	$29,070
Accounts receivable, net of allowance of $1,768 and $3,574, respectively	271,159	168,303
Contract assets	297,960	292,407
Inventories	138,057	172,208
Other current assets	35,081	52,074

Total current assets	872,265	714,062
Property and equipment, net	7,255	7,423
Goodwill	265,153	265,153
Other intangible assets, net	1,321	2,528
Other assets	273,686	28,123

Total assets	$1,419,680	$1,017,289

LIABILITIES, REDEEMABLE INTERESTS AND STOCKHOLDERS’ EQUITY / PARENT COMPANY DEFICIT
Current liabilities:
Accounts payable	211,355	266,596
Accrued expenses	59,770	26,176
Deferred revenue	176,473	77,866
Due to related parties	12,239	39,314
Other current liabilities	47,589	63,419

Total current liabilities	507,426	473,371
Long-term debt	147,147	—
Other liabilities	280,246	42,785

Total liabilities	934,819	516,156

Redeemable non-controlling interests / Redeemable preferred units	268,010	504,168

Total stockholders’ equity / Parent company deficit	$216,851	$(3,035)

Total liabilities, redeemable interests, stockholders’ equity / net parent deficit	$1,419,680	$1,017,289

Schedule III

Nextracker Inc

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Fiscal year ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income	$121,333	$50,913
Depreciation and amortization	4,626	11,146
Changes in working capital and other, net	(18,290)	(209,172)

Net cash provided by (used in) operating activities	107,669	(147,113)

Cash flows from investing activities:
Purchases of property and equipment	(3,183)	(5,917)
Proceeds from the disposition of property and equipment	24	167

Net cash used in investing activities	(3,159)	(5,750)

Cash flows from financing activities:
Proceeds from bank borrowings and long-term debt	170,000	—
Repayments of bank borrowings	(20,000)	—
Net proceeds from issuance of Class A shares	693,781	—
Net proceeds from issuance of Class B shares	76	—
Purchase of LLC common units from Yuma, Inc.	(693,781)	—
Pre-IPO distributions to noncontrolling interest holders	(175,000)	—
Net transfers (to) from Flex Ltd.	24,205	(8,656)
Other financing activities	(2,853)	—

Net cash used in financing activities	(3,572)	(8,656)

Effect of exchange rate on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	100,938	(161,519)
Cash and cash equivalents beginning of period	29,070	190,589

Cash and cash equivalents end of period	$130,008	$29,070

	Fiscal year ended
Adjusted free cash flow	March 31, 2023	March 31, 2022
Net cash provided by (used in) operating activities	$107,669	$(147,113)
Purchases of property and equipment	(3,183)	(5,917)
Proceeds from the disposition of property and equipment	24	167

Adjusted free cash flow	$104,510	$(152,863)

Schedule IV

Nextracker Inc

Reconciliation of GAAP to Non-GAAP Financial measures

(In thousands, except percentages and per share amounts)

	Three-months ended		Fiscal year ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GAAP gross profit	$90,312	$38,952	$286,973	$147,031
Stock-based compensation expense	11,689	421	12,794	1,526
Intangible amortization	62	62	250	4,042

Non-GAAP gross profit	$102,063	$39,435	$300,017	$152,599

GAAP operating income	$40,582	$7,577	$168,485	$65,907
Stock-based compensation expense	29,204	826	31,994	3,048
Intangible amortization	62	541	1,207	8,465
Legal costs	—	12,943	1,528	12,943
Other	—	—	(87)	—

Non-GAAP operating income	$69,848	$21,887	$203,127	$90,363

GAAP net income	$27,530	$5,794	$121,333	$50,913
Stock-based compensation expense	29,204	826	31,994	3,048
Intangible amortization	62	541	1,207	8,465
Adjustment for taxes	(897)	41	(2,880)	(5,499)
Legal costs	—	12,943	1,528	12,943
Other	—	—	(87)	—

Non-GAAP net income	$55,899	$20,145	$153,095	$69,870

GAAP Net income	$27,530	$5,794	$121,333	$50,913
Interest, net	2,212	—	1,833	34
Provision for (benefit from) income taxes	12,532	1,355	47,750	14,195
Depreciation expense	970	716	3,419	2,681
Intangible amortization	62	541	1,207	8,465
Stock-based compensation expense	29,204	826	31,994	3,048
Legal costs	—	12,943	1,528	12,943
Other	—	—	(87)	—

Adjusted EBITDA	$72,510	$22,175	$208,977	$92,279

Net income (% of revenue)	5.3%	1.3%	6.4%	3.5%
Adjusted EBITDA (% of revenue)	14.0%	5.0%	11.0%	6.3%

See the accompanying notes on Schedule V attached to this press release

Schedule V

Nextracker Inc

Notes

(1) To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

During fiscal year 2023, the Company granted equity compensation awards to employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the “2022 Nextracker Plan”), Vesting of awards under the Plan was contingent on a Nextracker Initial Public Offering (IPO) which occurred on February 9, 2023 and consequently a $24 million cumulative stock-based compensation expense was recognized on that date, and $28 million in total stock-based compensation expense was recognized in the three and twelve-month periods ended March 31, 2023 related to these awards. In addition to the 2022 Nextracker Plan, Flex maintains several stock-based incentive plans for the benefit of certain of its officers, directors, and employees, including the employees of Nextracker. Stock-based compensation expense for the three- and twelve-month periods also include expense recognized under the Flex plan.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis. On July 15, 2022, the Company settled a case that was brought in January 2017 by Array Technologies, Inc. (“ATI”), in which ATI had alleged that Nextracker and Flex caused a former ATI employee to breach his non-compete agreement with ATI by joining Nextracker and made claims of, among other things, fraud, constructive fraud, trade secret misappropriation, breach of contract and related claims. All claims are fully released as part of a $42.8 million settlement reached in July 2022. The full settlement amount was paid by Flex on August 4, 2022. The net settlement and direct legal costs in aggregate are excluded from the Company’s Non-GAAP income.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.